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Exhibit 3.101

ARTICLES OF RESTATEMENT OF
INTEGRAL SYSTEMS, INC.

        Integral Systems, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        1.     The Corporation desires to restate its Charter as currently in effect.

        FIRST:    The name of the Corporation is INTEGRAL SYSTEMS, INC. (hereinafter the "Corporation").

        SECOND:    The purposes for which the Corporation is formed are:

        To carry on an engineering services and consulting business and to engage in any transaction deemed necessary, convenient or incidental to the foregoing purpose.

        In aid of, or in connection with, the foregoing, or in the use, management, improvements, or disposition of its property, the Corporation shall have the power:

          (a)   To do all things lawful, necessary or incidental to the accomplishment of the purposes set forth above,; to exercise all lawful powers possessed by Maryland corporations of similar character; to enter into partnerships or joint ventures; and to engage in any business in which a corporation organized under the laws of Maryland may engage, except any business that is required to be specifically set forth in the Articles of Incorporation.

        SECOND:    The purposes for which the Corporation is formed are:

        To carry on an engineering services and consulting business and to engage in any transaction deemed necessary, convenient or incidental to the foregoing purpose.

          a)    To do all things lawful, necessary or incidental to the accomplishment of the. purposes set forth above; to exercise all lawful powers possessed by Maryland corporations of similar character; to enter into partnerships or joint ventures; and to engage in any business in which a corporation organized under the laws of Maryland may engage, except any business that is required to be specifically set forth in the Articles of Incorporation.

          (b)   The objects, powers and purposes specified in any clause or paragraph hereinbefore contained shall be construed as objects and power, in furtherance and not in limitation of the general powers conferred upon corporations by the laws of the State of Maryland; and it is hereby expressly provided that the foregoing enumeration of powers shall in no way limit or restrict any other power, object or purpose of the Corporation or in any manner affect any general powers or authority of the Corporation.

        THIRD:    The post office address of the principal office of the Corporation in Maryland is 5000 Philadelphia Way, Suite A Lanham, Prince George's County, Maryland 20706. The name and post office address of the resident agent of the Corporation for Maryland is Thomas L. Gough at the same address.

        FOURTH:    The total number of shares of stock which the Corporation is authorized to issue is one class of Forty Million (40,000,000) shares of common stock with par value, of $0.131 per share. The aggregate par value of all shares of the Corporation's stock is $400,000.

        FIFTH:    The number of directors shall be set at six (6) members. The number of directors may be increased or decreased by the Board of Directors pursuant to the bylaws of the Corporation.

        SIXTH:    Provisions for regulation of the internal affairs of the Corporation are: None.

        SEVENTH:    The Corporation shall exist perpetually.

        EIGHTH:    No holder of any shares of stock of the Corporation, and no holder of any other security issued by the Corporation, whether now or hereafter authorized, shall have any pre-emptive rights.

        NINTH:    The Corporation shall indemnify as determined by the Board of Directors any person who is serving or has served as a director or officer or employee or agent of this Corporation to the extent permitted by Maryland Law, who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer or employee or agent of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, or as an employee, or as an agent except in relation to matters as to which such person is adjudged in such action, suit or proceedings or otherwise determined to be liable for negligence or misconduct in the performance of duty.

        In addition, the Corporation as determined by the Board of Directors shall pay for or reimburse any expenses incurred by such persons who are parties to such proceeding in advance of the final disposition of such proceedings, to the extent permitted by the Maryland Law.

        2.     The provisions set forth in the above articles of restatement are all of the provisions of the Corporation's Charter currently in effect.

        3.     The restatement of the Charter of the Corporation herein made was approved by a majority of the entire Board of Directors of the Corporation.

        4.     The Charter of the Corporation is not amended by this above articles of restatement.

        5.     The current address of the principal office of the Corporation is 5000 Philadelphia Way, Suite A, Lanham, Prince George's County, Maryland 20706, and the Corporation's current resident agent is Thomas L Gough whose address is 5000 Philadelphia Way, Suite A, Lanham, Prince George's County, Maryland 20706.

        6.     The Corporation currently has six (6) directors. The directors currently in office are Steven R. Chamberlain, Robert P. Sadler, Thomas L. Gough, Bonnie K. Wachtel, Dominic A. Laitia and R. Doss McComas.

        IN WITNESS WHEREOF, Integral Systems, Inc. has caused these Articles of Restatement to be signed in its name and on its behalf by its President, Thomas L. Gough, and attested by its Secretary, Robert P. Sadler, on the 7th day of May, 1999.

        THE UNDERSIGNED President acknowledges these Articles of Restatement to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that his statement is made under the penalties of perjury.

INTEGRAL SYSTEMS, INC.
BY:	/s/ Thomas L. Gough Thomas L. Gough, President	(SEAL)
ATTEST:
/s/ Robert P. Sadler Robert P. Sadler, Secretary

INTEGRAL SYSTEMS, INC.
ARTICLES SUPPLEMENTARY

        Integral Systems, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT"), that:

        FIRST:    Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the "Board of Directors") at a duly called meeting, the Corporation elects, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Section 3-803, Section 3-804 and Section 3-805 of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

        SECOND:    The election to become subject to Section 3-803, Section 3-804 and Section 3-805 of the MGCL has been approved by the Board of Directors in the manner and by the vote required by law.

        THIRD:    The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested by its Secretary on this 13th day of March, 2006.

INTEGRAL SYSTEMS, INC.
/s/ Thomas L. Gough Thomas L. Gough, President	(SEAL)
ATTEST:
/s/ Elaine M. Brown Elaine M. Brown, Secretary

INTEGRAL SYSTEMS, INC.
ARTICLES SUPPLEMENTARY

        Integral Systems, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT"), that:

        FIRST:    Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the "Board of Directors") at a duly called meeting, the Corporation hereby elects, in accordance with Section 3-802(b)(3) of the MGCL, not to be subject to Section 3-803, Section 3-804 and Section 3-805 of the MGCL.

        SECOND:    The election not to be subject to Section 3-803, Section 3-804 and Section 3-805 of the MGCL has been approved by the Board of Directors in the manner and by the vote required by law.

        THIRD:    The undersigned Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested by its Secretary on this 12 day of February, 2007.

INTEGRAL SYSTEMS, INC.
By	/s/ Peter J. Gaffney Peter J. Gaffney, Chief Executive Officer	(SEAL)

ATTEST:
/s/ Elaine M. Brown
Name:	Elaine M. Brown, Secretary

INTEGRAL SYSTEMS, INC.
ARTICLES OF AMENDMENT

        INTEGRAL SYSTEMS, INC., a Maryland corporation ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

        FIRST:    The Corporation desires to, and does hereby, amend the charter of the Corporation as currently in effect, consisting of Articles of Restatement filed with the Department on May 18, 1999, as supplemented (the "Charter"), pursuant to Sections 2-601 et seq. of the MARYLAND GENERAL CORPORATION LAW (the "MGCL").

        SECOND:    The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Article SECOND, and inserting in lieu thereof, the following new Article SECOND:

          SECOND:    The purposes for which the Corporation is formed are:

          To carry on an engineering services and consulting business, to engage any other lawful act or activity for which corporations may be organized und the laws of Maryland and to engage in any transaction deemed necessary, convenient or incidental to the foregoing purpose.

          In aid of, or in connection with, the foregoing, or in the use, management, improvement, or disposition of its property, the Corporation shall have the power:

            (a)   To do all things lawful, necessary or incidental to the accomplishment of the purposes set forth above; to exercise all lawful powers possessed by Maryland corporations of similar character; to enter into partnerships or joint ventures, and to engage in any business in which a corporation organized under the laws of Maryland may engage, except any business that is required to be specifically set forth in the charter of the Corporation.

            (b)   The objects, powers and purposes specified in any clause or paragraph hereinbefore contained shall be construed as objects and powers in furtherance and not in limitation of the general powers conferred upon corporations by the laws of the State of Maryland, and it is hereby expressly provided that the foregoing enumeration of specific powers shall in no way limit or restrict any other power, object or purpose of the Corporation or in any manner affect any general powers or authority of the Corporation.

        THIRD:    The Charter of the Corporation is hereby further amended by deleting therefrom in its entirety the existing Article THIRD, and inserting in lieu thereof, the following new Article THIRD:

          THIRD:    The post office address of the principal office of the Corporation in Maryland is 5000 Philadelphia Way, Suite A, Lanham, Prince George's County, Maryland 20706. The name and post office address of the resident agent of the Corporation in Maryland is William M. Bambarger, Jr. at the same address.

        FOURTH:    The Charter of the Corporation is hereby further amended by deleting therefrom in its entirety the existing Article FIFTH, and inserting in lieu thereof, the following new Article FIFTH:

          FIFTH:    The number of directors shall initially be set at seven (7) members. The number of directors may be increased or decreased by the Board of Directors pursuant to the bylaws of the Corporation.

        FIFTH:    The Charter of the Corporation is hereby further amended by deleting therefrom in its entirety the existing Article SIXTH.

        SIXTH:    The Charter of the Corporation is hereby further amended by redesignating Articles SEVENTH, EIGHTH and NINTH as Articles SIXTH, SEVENTH and EIGHT, respectively.

        SEVENTH:    The Charter of the Corporation is hereby further amended by inserting the following new Article NINTH:

          NINTH:    Notwithstanding any provision of Maryland law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

        EIGHTH:    The foregoing amendments to the Charter as set forth in these Articles of Amendment have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

        NINTH:    The foregoing amendments to the Charter as set forth in these Articles of Amendment do not increase the authorized stock of the Corporation.

        TENTH:    These Articles of Amendment shall be effective upon filing with the Department.

        ELEVENTH:    The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer and President, and attested to by its Secretary, on this 26th day of February, 2009.

INTEGRAL SYSTEMS, INC.
BY:	/s/ John B. Higginbotham John B. Higginbotham, Chief Executive Officer and President	(SEAL)
ATTEST:
/s/ R. Miller Adams R. Miller Adams, Secretary

INTEGRAL SYSTEMS, INC.
ARTICLES SUPPLEMENTARY

        INTEGRAL SYSTEMS, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    Pursuant to Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the "Board of Directors") at a duly called meeting held on August 13, 2010, the Corporation has elected to be subject to all of the provisions of Sections 3-803, 3-804 and 3-805 of the MGCL.

        SECOND:    These Articles Supplementary, and the election by the Corporation to be subject to all of the provisions of Sections 3-803, 3-804 and 3-805 of the MGCL, have been approved by the Board of Directors in the manner and by the vote required by law.

        THIRD:    The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President of the Corporation acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Assistant Secretary on this 13th day of August, 2010.

INTEGRAL SYSTEMS, INC.
By:	/s/ Paul G. Casner, Jr. Paul G. Casner, Jr., Chief Executive Officer and President	(SEAL)
ATTEST:
/s/ Tory Harris Tory Harris, Assistant Secretary

 ARTICLES OF MERGER

OF

IRIS MERGER SUB INC.
(a Maryland corporation)

WITH AND INTO

INTEGRAL SYSTEMS, INC.
(a Maryland corporation)

        THIS IS TO CERTIFY THAT:

        FIRST:    IRIS Merger Sub Inc., a Maryland corporation (the "Merging Corporation"), and Integral Systems, Inc., a Maryland corporation (the "Surviving Corporation"), agree to effect a merger of the Merging Corporation with and into the Surviving Corporation, upon the terms and conditions herein set forth (the "Merger").

        SECOND:    The Surviving Corporation is a Maryland corporation and is the corporation to survive the Merger. The principal office of the Surviving Corporation in the State of Maryland is located in Howard County.

        THIRD:    The Merging Corporation is a Maryland corporation. The principal office of the Merging Corporation in the State of Maryland is located in Baltimore City. The Merging Corporation owns no interest in land in the State of Maryland.

        FOURTH:    The terms and conditions of the Merger described in these Articles of Merger were advised, authorized and approved by the Surviving Corporation in the manner and by the vote required by the laws of the State of Maryland and its charter as follows:

          (a)   The board of directors of the Surviving Corporation adopted resolutions which declared that the Merger described in these Articles of Merger is advisable and directed that the Merger be submitted for consideration by the stockholders of the Surviving Corporation.

          (b)   The Merger was approved by the stockholders of the Surviving Corporation by the affirmative vote of a majority of the votes entitled to be cast on the Merger, at a meeting duly called and held, as required by the charter of the Surviving Corporation and the Maryland General Corporation Law.

        FIFTH:    The terms and conditions of the Merger described in these Articles of Merger were advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the State of Maryland and its charter as follows:

          (a)   The board of directors of the Merging Corporation adopted resolutions which declared that the Merger described in these Articles of Merger is advisable and directed that the Merger be submitted for consideration by the sole stockholder of the Merging Corporation.

          (b)   The Merger was approved by the sole stockholder of the Merging Corporation by written consent.

        SIXTH:    The total number of shares of all classes of stock that the Surviving Corporation has authority to issue is 40,000,000 shares of common stock, par value $0.01 per share, for an aggregate par value of $400,000.00.

        SEVENTH:    The total number of shares of all classes of stock which the Merging Corporation has authority to issue is 1,000 shares of common stock, par value $0.01 per share, for an aggregate par value of $10.00.

        EIGHTH:    At the Effective Time (as defined below), the Merging Corporation shall be merged with and into the Surviving Corporation; and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in and devolved upon the Surviving Corporation, without further act or deed, and all of the debts, liabilities, duties and obligations of the Merging Corporation will become the debts, liabilities, duties and obligations of the Surviving Corporation.

        NINTH:    The manner and basis of converting and exchanging the issued stock of the merging corporations, and the treatment of any issued shares of stock not to be converted or exchanged, is as follows, as more fully described in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 15, 2011, by and among the Surviving Corporation, Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Kratos"), IRIS Acquisition Sub LLC, a Maryland limited liability company, and the Merging Corporation:

          (a)   At the Effective Time, each share of common stock of the Merging Corporation issued and outstanding immediately prior to the Effective Time will remain outstanding as a share of common stock of the Surviving Corporation.

          (b)   At the Effective Time, each share of stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time, other than a Restricted Share (defined below), owned by a person other than Kratos, the Merging Corporation or any wholly owned subsidiary of the Surviving Corporation shall, by virtue of the Merger and without any action on the part of the such person, be converted into the right to receive (i) $5.00 in cash without interest, and (ii) 0.588 shares of the common stock of Kratos, subject to the receipt of cash in lieu of fractional shares, as more fully set forth in the Merger Agreement (together, the "Merger Consideration"), and each such share of stock of the Surviving Corporation shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of such shares of stock shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration.

          (c)   At the Effective Time, each share of stock of the Surviving Corporation owned by Kratos, the Merging Corporation or any wholly owned subsidiary of the Surviving Corporation immediately prior to the Effective Time shall be canceled and shall cease to exist without any conversion thereof, and no payment or distribution shall be made with respect thereto.

          (d)   At the Effective Time, each share of restricted stock granted under an equity plan maintained by the Surviving Corporation or otherwise outstanding immediately prior to the Effective Time and that vests as a result of the Merger (each, a "Restricted Share") shall be cancelled immediately prior to the Effective Time and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the product of (i) the number of Restricted Shares held by such holder, multiplied by (ii) $13.00 (with the aggregate amount of such payment to the holder to be rounded to the nearest cent), less the amount of any required withholding.

        TENTH:    Promptly, and in no event later than one business day after the Effective Time, Kratos will deposit (or cause to be deposited) with the Paying Agent (as defined in the Merger Agreement) (i) stock certificates representing the shares of common stock of Kratos and (ii) cash, in each case, in an aggregate amount equal to the number of shares of common stock of Kratos and amount of cash into which the shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time owned by a person other than Kratos, the Merging

Corporation or any wholly-owned subsidiary of the Surviving Corporation, have been converted in the Merger. The shares of common stock of Kratos and the cash deposited with the Paying Agent shall not be used for any purpose other than to fund payments due in accordance with Article II of the Merger Agreement, except as provided in the Merger Agreement; and such shares of common stock of Kratos and cash shall be promptly applied in making the exchanges and payments provided for in the applicable sections of the Merger Agreement.

        ELEVENTH:    The charter of the Surviving Corporation will not be amended in connection with the Merger.

        TWELFTH:    The Merger shall become effective upon the acceptance for record of these Articles of Merger by the State Department of Assessment and Taxation of the State of Maryland (the "Effective Time").

        THIRTEENTH:    Each of the undersigned officers acknowledges these Articles of Merger to be the act and deed of the respective entity on whose behalf he or she has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts relating to the entity on whose behalf he or she has signed are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto as of the        day of July, 2011.

ATTEST:		INTEGRAL SYSTEMS, INC.
/s/ Tory Harris		By:	/s/ R. Miller Adams
Name:	Tory Harris	Name:	R. Miller Adams
Title:	Assistant Corporate Secretary	Title:	General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary
ATTEST:		IRIS MERGER SUB INC.
/s/ Laura Siegal		By:	/s/ Deanna Lund
Name:	Laura Siegal	Name:	Deanna Lund
Title:	Vice President, Corporate Controller, Secretary & Treasurer	Title:	Executive Vice President & Chief Financial Officer

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  Exhibit 3.101
ARTICLES OF MERGER OF IRIS MERGER SUB INC. (a Maryland corporation) WITH AND INTO INTEGRAL SYSTEMS, INC. (a Maryland corporation)